EXHIBIT 99.1

FOR IMMEDIATE RELEASE
 For more information, contact:

Michael A. Floyd Chief Marketing Officer Cypress Communications tfloyd@cypresscom.net 404-442-0046

U.S. RealTel, Inc. Changes Name
to Cypress Communications Holding Co., Inc.

Gregory P. McGraw, President and CEO of Cypress Communications, appointed to
Board of Directors

Cypress appoints new COO and hires new CMO

     ATLANTA, June 16, 2004 — U.S. RealTel, Inc. (OTCBB:USRT), a national broadband services holding company operating primarily through its wholly owned subsidiary, Cypress Communications, Inc., today announced that, at its annual meeting on June 11, 2004, its shareholders approved the change of the company’s name to Cypress Communications Holding Co., Inc. Effective today, the common stock will trade under the stock symbol OTCBB: CYHI. (The former stock symbol was OTCBB: USRT).

     “The name change of U.S. RealTel to Cypress Communications represents a natural evolution of our corporate identity. All of our daily operations are conducted under the Cypress Communications branding, and it is very well known to our customers and the marketplace. By uniting both the holding and operating companies under the Cypress corporate identity, we are better able to communicate financial and operational information to our shareholders, customers, and to the market at large,” said Gregory P. McGraw, president and chief executive officer of Cypress Communications.

     Cypress also announced that the Board of Directors appointed Gregory P. McGraw, the company’s President and Chief Executive Officer, to the Board of Directors to fill a vacancy. Other management changes announced today include naming Salvatore W. Collura, Executive Vice President- Field Operations, to the additional post of Chief Operating Officer and the hiring of Michael A. Floyd as Senior Vice President & Chief Marketing Officer.

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U.S. RealTel Changes Name to Cypress Communications	Page 2 of 2

     “I am very pleased to announce these changes in the executive management of the company. Each one of the individuals has contributed significantly to the company’s recent improved financial performance and the expansion of our managed IP Communications (VoIP) bundled service offerings. Mr. Collura has played a key role in the integration of Cypress and the MCI/Worldcom acquired assets since our initial acquisition in February 2002. Mr. Floyd, who has been working in an executive consulting capacity since November 2003, joins Cypress today at an important time in our evolution as a single IP communications solutions provider nationwide. Mr. Floyd has over twenty years of telecom management experience including with BellSouth, Fujitsu and IBM/ROLM”, added Mr. McGraw.

About Cypress Communications

     Cypress Communications (OTCBB: CYHI) is the preferred communication solution provider in more than 1,300 commercial office buildings in 25 major metropolitan U.S. markets. Each day, Cypress uses its fiber optic and copper broadband infrastructure to connect more than 100,000 employees for over 8,500 small and medium-sized businesses in commercial office buildings. As a single-source provider of communication solutions, Cypress supplies advanced digital and IP phones, unlimited local and long distance calling, business-class Internet connectivity, firewalls, security and VPN solutions, audio/web conferencing and business television solutions. The Cypress EZ OfficeSM product suite provides a premium bundled solution with one number to call for support, one simple bill and the highest level of service available.

     In addition to operating an extensive Cisco-powered network and the nation’s largest hosted PBX network, Cypress offers a fully managed IP communications solution where Cypress can establish, monitor and manage voice quality of service for the entire network – as compared to delivery by unmanaged connections or the public Internet, where voice transmissions are subject to lower quality. Cypress Communications is headquartered in Atlanta, GA. The company’s web address is www.cypresscom.net.

Safe Harbor Statement

     Safe Harbor Statement under the Private Securities Reform Act of 1995: The statements contained herein, which are not historical facts, are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. Certain of these important factors are described in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

     The U.S. RealTel logo is a service mark of Cypress Communications Holding Co., Inc. The Cypress Communications logo and EZ Office are service marks of Cypress Communications. All other marks used herein are the property of their respective owners.